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                                                                       Exhibit 5


                                 August 11, 1999


Telenetics Corporation
26772 Vista Terrace Drive
Lake Forest, California 92630

                  Re:      Registration Statement on Form S-8
                           ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Telenetics Corporation, a California corporation (the "Company"), and in such capacity have examined the form of Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") by the Company in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to 1,600,000 shares of common stock, no par value per share, of the Company (the "Shares"). The Shares are to be sold by the Company (i) upon the exercise of the stock options granted by the Company under its 1998 Stock Option Plan and (ii) in connection with purchases of shares of common stock under the Company's 1999 Employee Stock Purchase Plan. The Shares will be offered and sold pursuant to the Company's Registration Statement to be filed with the Commission.

         As counsel for the Company and for purposes of this opinion, we have made those examinations and investigations of legal and factual matters we deemed advisable and have examined the originals, or copies certified to our satisfaction as being true copies, of those corporate records, certificates, documents and other instruments which, in our judgment, we considered necessary or appropriate to enable us to render the opinion expressed below. For these purposes, we have relied upon certificates provided by public officials and by officers of the Company as to certain factual matters. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of documents submitted to us as certified or photostatic copies, and the authenticity of the originals of the latter documents.

         On the basis of the foregoing, and solely relying thereon, we are of the opinion that the Shares are duly authorized and provided the Shares are issued, delivered and paid for in the manner and upon the terms contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.




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Telenetics Corporation
August 11, 1999
Page -2-


         We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                        Very truly yours,

                                        /S/ RUTAN & TUCKER, LLP